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As filed with the Securities and Exchange Commission on February 26, 2004

1933 Act File No. 333-109089
1940 Act File No. 811-21432

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2
(Check Appropriate Box or Boxes)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	☒
Pre-Effective Amendment No.	☐
Post-Effective Amendment No. 1	☒
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 5	☒

REAVES UTILITY INCOME FUND
(Exact Name of Registrant as Specified in Declaration of Trust)

1625 Broadway, Suite 2200
Denver, Colorado 80202
(Address of Principal Executive Offices)
 (303) 623-2577
(Registrant's Telephone Number)

Traci A. Thelen, General Counsel
ALPS Mutual Funds Services, Inc.
1625 Broadway, Suite 2200
Denver, Colorado 80202
(Name and Address of Agent for Service)

Copy to:

Philip J. Niehoff Mayer, Brown, Rowe & Maw LLP 190 South LaSalle Street Chicago, Illinois 60603 (312) 782-0600	Leonard B. Mackey, Jr. Clifford Chance US LLP 200 Park Avenue New York, New York 10166 (212) 878-8000

        Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box    ☐

        It is proposed that this filing will become effective (check appropriate box):

☐	when declared effective pursuant to Section 8(c).
If appropriate, check the following box:
☐	This post-effective amendment designates a new effective date for a previously filed registrations statement.
☐	This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act and the Securities Act registration statement number of the earlier effective registration statement for the same offering is .

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)(3)

Common Shares, no par value	23,000,000 shares	$20.00	$460,000,000	$58,282

(1)
Estimated solely for purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933

(2)
Includes Shares that may be offered to the underwriters pursuant to an option to cover overallotments

(3)
All of which was previously transmitted in connection with the filing of Pre-Effective Amendment No. 4 of the registration statement

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

Explanatory Note

        This filing has been made for the sole purpose of providing exhibits to the registration statement.

SIGNATURES

        Pursuant to requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Denver, and the state of Colorado, on the 26th day of February, 2004.

REAVES UTILITY INCOME FUND
By:	/s/ EDMUND J. BURKE Name: Edmund J. Burke Title: President

        Pursuant to the requirements of the Securities Act of 1933, registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. ROBERT ALEXANDER* W. Robert Alexander	Trustee and Chairman	February 26, 2004
/s/ MARY K. ANSTINE* Mary K. Anstine	Trustee	February 26, 2004
/s/ EDMUND J. BURKE Edmund J. Burke	President	February 26, 2004
/s/ MICHAEL F. HOLLAND* Michael F. Holland	Trustee	February 26, 2004
/s/ ROBERT E. LEE* Robert E. Lee	Trustee	February 26, 2004
/s/ JEREMY O. MAY Jeremy O. May	Treasurer	February 26, 2004
/s/ EVERETT L. MORRIS* Everett L. Morris	Trustee	February 26, 2004
/s/ LARRY W. PAPASAN* Larry W. Papasan	Trustee	February 26, 2004
*By:	/s/ TRACI A. THELEN Traci A. Thelen (As atttorney-in-fact)

II-6

INDEX TO EXHIBITS

  (h)
  Underwriting Agreement

  (k)
  (5)   Form of Additional Compensation Agreement

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Explanatory Note
INDEX TO EXHIBITS